Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and the Prospectus Supplement dated March 1, 2010)	Registration No. 333-145845 May 10, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: May 28, 2010

•	Initial valuation date: May 25, 2010

•	Final valuation date: May 24, 2011

•	Maturity date: May 27, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
Amazon.com, Inc.	TBD	FWP-9	AMZN	TBD	9.75%	75.0%	TBD	TBD	TBD	TBD	E-5342	06740LE27/ US06740LE277
Yamana Gold, Inc.	TBD	FWP-11	AUY	TBD	10.50%	75.0%	TBD	TBD	TBD	TBD	E-5343	06740LE35/ US06740LE350
American Express Company	TBD	FWP-13	AXP	TBD	9.00%	75.0%	TBD	TBD	TBD	TBD	E-5344	06740LE43/ US06740LE434
The Boeing Company	TBD	FWP-15	BA	TBD	8.25%	80.0%	TBD	TBD	TBD	TBD	E-5345	06740LE50/ US06740LE509
Bank of America Corporation	TBD	FWP-17	BAC	TBD	10.00%	75.0%	TBD	TBD	TBD	TBD	E-5346	06740LE68/ US06740LE681
Bunge Limited	TBD	FWP-19	BG	TBD	9.00%	80.0%	TBD	TBD	TBD	TBD	E-5347	06740LE76/ US06740LE764
Broadcom Corporation (Class A)	TBD	FWP-21	BRCM	TBD	8.75%	80.0%	TBD	TBD	TBD	TBD	E-5348	06740LE84/ US06740LE848
Boston Scientific Corporation	TBD	FWP-23	BSX	TBD	10.50%	75.0%	TBD	TBD	TBD	TBD	E-5349	06740LE92/ US06740LE921
Citigroup Inc.	TBD	FWP-25	C	TBD	9.25%	70.0%	TBD	TBD	TBD	TBD	E-5350	06740LF26/ US06740LF266
Caterpillar Inc.	TBD	FWP-27	CAT	TBD	9.00%	80.0%	TBD	TBD	TBD	TBD	E-5351	06740LF34/ US06740LF340
Capital One Financial Corporation	TBD	FWP-29	COF	TBD	10.00%	75.0%	TBD	TBD	TBD	TBD	E-5352	06740LF42/ US06740LF423
Diana Shipping Inc.	TBD	FWP-31	DSX	TBD	10.50%	75.0%	TBD	TBD	TBD	TBD	E-5353	06740LF59/ US06740LF597
Brinker International, Inc.	TBD	FWP-33	EAT	TBD	9.25%	80.0%	TBD	TBD	TBD	TBD	E-5354	06740LF67/ US06740LF670
Eldorado Gold Corp.	TBD	FWP-35	EGO	TBD	9.00%	75.0%	TBD	TBD	TBD	TBD	E-5355	06740LF75/ US06740LF753
Goldcorp Inc.	TBD	FWP-37	GG	TBD	8.50%	80.0%	TBD	TBD	TBD	TBD	E-5356	06740LF83/ US06740LF837
Garmin Ltd.	TBD	FWP-39	GRMN	TBD	8.50%	75.0%	TBD	TBD	TBD	TBD	E-5357	06740LF91/ US06740LF910
Halliburton Company	TBD	FWP-41	HAL	TBD	9.00%	75.0%	TBD	TBD	TBD	TBD	E-5358	06740LG25/ US06740LG256
Hess Corporation	TBD	FWP-43	HES	TBD	8.25%	80.0%	TBD	TBD	TBD	TBD	E-5359	06740LG33/ US06740LG330
Petrohawk Energy Corporation	TBD	FWP-45	HK	TBD	8.50%	75.0%	TBD	TBD	TBD	TBD	E-5360	06740LG41/ US06740LG413
Holly Corporation	TBD	FWP-47	HOC	TBD	9.00%	75.0%	TBD	TBD	TBD	TBD	E-5361	06740LG58/ US06740LG587
Starwood Hotels & Resorts Worldwide, Inc.	TBD	FWP-49	HOT	TBD	8.50%	80.0%	TBD	TBD	TBD	TBD	E-5362	06740LG66/ US06740LG660
Janus Capital Group Inc.	TBD	FWP-51	JNS	TBD	9.00%	75.0%	TBD	TBD	TBD	TBD	E-5363	06740LG74/ US06740LG744
JPMorgan Chase & Co.	TBD	FWP-53	JPM	TBD	8.25%	75.0%	TBD	TBD	TBD	TBD	E-5364	06740LG82/ US06740LG827
Kinross Gold Corporation	TBD	FWP-55	KGC	TBD	9.00%	80.0%	TBD	TBD	TBD	TBD	E-5365	06740LG90/ US06740LG900
Newfield Exploration Company	TBD	FWP-57	NFX	TBD	9.00%	80.0%	TBD	TBD	TBD	TBD	E-5366	06740LH24/ US06740LH247
Nucor Corporation	TBD	FWP-59	NUE	TBD	8.25%	80.0%	TBD	TBD	TBD	TBD	E-5367	06740LH32/ US06740LH320
Research In Motion Limited	TBD	FWP-61	RIMM	TBD	8.50%	75.0%	TBD	TBD	TBD	TBD	E-5368	06740LH40/ US06740LH403
Skyworks Solutions, Inc.	TBD	FWP-63	SWKS	TBD	11.50%	75.0%	TBD	TBD	TBD	TBD	E-5369	06740LH57/ US06740LH577
Southwestern Energy Company	TBD	FWP-65	SWN	TBD	9.00%	75.0%	TBD	TBD	TBD	TBD	E-5370	06740LH65/ US06740LH650
Tupperware Brands Corporation	TBD	FWP-67	TUP	TBD	9.00%	80.0%	TBD	TBD	TBD	TBD	E-5371	06740LH73/ US06740LH734
U.S. Bancorp	TBD	FWP-69	USB	TBD	8.25%	80.0%	TBD	TBD	TBD	TBD	E-5372	06740LH81/ US06740LH817
Vale S.A. (American depositary shares)	TBD	FWP-71	VALE	TBD	9.00%	80.0%	TBD	TBD	TBD	TBD	E-5373	06740LH99/ US06740LH999
Wells Fargo & Company	TBD	FWP-73	WFC	TBD	8.00%	80.0%	TBD	TBD	TBD	TBD	E-5374	06740LJ22/ US06740LJ227
Weatherford International Ltd.	TBD	FWP-75	WFT	TBD	9.00%	75.0%	TBD	TBD	TBD	TBD	E-5375	06740LJ30/ US06740LJ300
Wilmington Trust Corporation	TBD	FWP-77	WL	TBD	9.00%	80.0%	TBD	TBD	TBD	TBD	E-5376	06740LJ48/ US06740LJ482

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to TBD% of the principal amount of the notes, or $TBD per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated March 1, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S.

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federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

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The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

FWP-6

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 30, 2008	$91.75	$61.33	$72.76
December 31, 2008	$71.95	$34.68	$51.28
March 31, 2009	$75.61	$47.64	$73.44
June 30, 2009	$88.56	$71.71	$83.66
September 30, 2009	$94.50	$75.41	$93.36
December 31, 2009	$145.91	$88.27	$134.52
March 31, 2010	$138.19	$113.83	$135.73
May 6, 2010*	$151.09	$120.64	$128.71

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $128.71

Protection level: 75.00%

Protection price: $96.53

Physical delivery amount: 7($1,000/Initial price)

Fractional shares: 0.769404

Coupon: 9.75% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.13

FWP-7

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		100.00%
+ 90%	9.75%		90.00%
+ 80%	9.75%		80.00%
+ 70%	9.75%		70.00%
+ 60%	9.75%		60.00%
+ 50%	9.75%		50.00%
+ 40%	9.75%		40.00%
+ 30%	9.75%		30.00%
+ 20%	9.75%		20.00%
+ 10%	9.75%		10.00%
+ 5%	9.75%		5.00%

0%	9.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-5.00%
- 10%	9.75%	-0.25%	-10.00%
- 20%	9.75%	-10.25%	-20.00%
- 30%	N/A	-20.25%	-30.00%
- 40%	N/A	-30.25%	-40.00%
- 50%	N/A	-40.25%	-50.00%
- 60%	N/A	-50.25%	-60.00%
- 70%	N/A	-60.25%	-70.00%
- 80%	N/A	-70.25%	-80.00%
- 90%	N/A	-80.25%	-90.00%
- 100%	N/A	-90.25%	-100.00%

FWP-8

Yamana Gold, Inc.

According to publicly available information, Yamana Gold, Inc (the “Company”) is a Canadian-based gold producer with significant gold production, gold development stage properties, exploration properties and land positions in Brazil, Chile, Argentina, Mexico and Colombia. The Company plans to continue to build on this base through existing operating mine expansions and throughput increases, the advancement of its exploration properties and by targeting other gold consolidation opportunities in the Americas.

As of January 31, 2009, the Company’s portfolio includes seven operating gold mines and a 12.5% indirect interest in the Alumbrera mine and various advanced and near development stage projects and exploration properties.

The linked share’s SEC file number is 001-31880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	$15.44	$11.68	$14.36
June 29, 2007	$15.25	$11.02	$11.12
September 28, 2007	$13.02	$8.41	$11.78
December 31, 2007	$15.85	$11.04	$12.94
March 31, 2008	$19.93	$13.26	$14.62
June 30, 2008	$16.99	$12.24	$16.54
September 30, 2008	$17.00	$7.27	$8.33
December 31, 2008	$8.80	$3.31	$7.72
March 31, 2009	$9.75	$5.80	$9.25
June 30, 2009	$11.99	$7.36	$8.84
September 30, 2009	$11.49	$8.22	$10.71
December 31, 2009	$14.37	$10.00	$11.38
March 31, 2010	$13.06	$9.61	$9.85
May 6, 2010*	$11.14	$9.83	$10.71

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AUY

Initial price: $10.71

Protection level: 75.00%

Protection price: $8.03

Physical delivery amount: 93($1,000/Initial price)

Fractional shares: 0.370682

Coupon: 10.50% per annum

Maturity: May 24, 2011

Dividend yield: 0.38% per annum

Coupon amount monthly: $8.75

FWP-9

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.38%
+ 90%	10.50%		90.38%
+ 80%	10.50%		80.38%
+ 70%	10.50%		70.38%
+ 60%	10.50%		60.38%
+ 50%	10.50%		50.38%
+ 40%	10.50%		40.38%
+ 30%	10.50%		30.38%
+ 20%	10.50%		20.38%
+ 10%	10.50%		10.38%
+ 5%	10.50%		5.38%

0%	10.50%		0.38%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-4.62%
- 10%	10.50%	0.50%	-9.62%
- 20%	10.50%	-9.50%	-19.62%
- 30%	N/A	-19.50%	-29.62%
- 40%	N/A	-29.50%	-39.62%
- 50%	N/A	-39.50%	-49.62%
- 60%	N/A	-49.50%	-59.62%
- 70%	N/A	-59.50%	-69.62%
- 80%	N/A	-69.50%	-79.62%
- 90%	N/A	-79.50%	-89.62%
- 100%	N/A	-89.50%	-99.62%

FWP-10

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world as of December 31, 2009. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
December 31, 2009	$42.25	$31.69	$40.52
March 31, 2010	$43.24	$36.60	$41.26
May 6, 2010*	$49.19	$40.16	$42.50

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $42.50

Protection level: 75.00%

Protection price: $31.88

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.529412

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 1.75% per annum

Coupon amount monthly: $7.50

FWP-11

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.75%
+ 90%	9.00%		91.75%
+ 80%	9.00%		81.75%
+ 70%	9.00%		71.75%
+ 60%	9.00%		61.75%
+ 50%	9.00%		51.75%
+ 40%	9.00%		41.75%
+ 30%	9.00%		31.75%
+ 20%	9.00%		21.75%
+ 10%	9.00%		11.75%
+ 5%	9.00%		6.75%

0%	9.00%		1.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.25%
- 10%	9.00%	-1.00%	-8.25%
- 20%	9.00%	-11.00%	-18.25%
- 30%	N/A	-21.00%	-28.25%
- 40%	N/A	-31.00%	-38.25%
- 50%	N/A	-41.00%	-48.25%
- 60%	N/A	-51.00%	-58.25%
- 70%	N/A	-61.00%	-68.25%
- 80%	N/A	-71.00%	-78.25%
- 90%	N/A	-81.00%	-88.25%
- 100%	N/A	-91.00%	-98.25%

FWP-12

The Boeing Company

According to publicly available information, The Boeing Company (the “Company”) together with its subsidiaries is one of the world’s major aerospace firms. The Company is organized based on the products and services it offers. The Company operates in five principal segments: Commercial Airplanes; the three segments that comprise its Boeing Defense, Space & Security business: Boeing Military Aircraft (BMA), Network and Space Systems (N&SS) and Global Services & Support (GS&S); and Boeing Capital Corporation (BCC). The Company’s other segment classifications principally includes the activities of Engineering, Operations and Technology (EO&T), an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products, and certain intercompany items.

The Company’s workforce level at December 31, 2009 was approximately 157,100.

The linked share’s SEC file number is: 1-00442.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$51.49	$40.31	$51.09
September 30, 2004	$55.22	$46.60	$51.62
December 31, 2004	$55.48	$48.20	$51.77
March 31, 2005	$58.94	$49.52	$58.46
June 30, 2005	$66.71	$56.22	$66.00
September 30, 2005	$68.38	$62.02	$67.95
December 30, 2005	$72.40	$63.70	$70.24
March 31, 2006	$79.45	$66.49	$77.93
June 30, 2006	$89.58	$76.40	$81.91
September 29, 2006	$84.06	$72.17	$78.85
December 29, 2006	$92.03	$77.79	$88.84
March 30, 2007	$92.24	$84.60	$88.91
June 29, 2007	$100.96	$88.08	$96.16
September 28, 2007	$107.80	$90.08	$104.99
December 31, 2007	$107.15	$85.55	$87.46
March 31, 2008	$87.76	$71.59	$74.37
June 30, 2008	$88.28	$65.56	$65.72
September 30, 2008	$69.50	$54.20	$57.35
December 31, 2008	$58.00	$36.25	$42.67
March 31, 2009	$47.00	$29.05	$35.58
June 30, 2009	$53.34	$34.21	$42.50
September 30, 2009	$55.48	$38.92	$54.15
December 31, 2009	$56.54	$47.18	$54.13
March 31, 2010	$74.53	$54.80	$72.61
May 6, 2010*	$76.00	$62.00	$67.97

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BA

Initial price: $67.97

Protection level: 80.00%

Protection price: $54.38

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.712373

Coupon: 8.25% per annum

Maturity: May 24, 2011

Dividend yield: 2.50% per annum

Coupon amount monthly: $6.88

FWP-13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		102.50%
+ 90%	8.25%		92.50%
+ 80%	8.25%		82.50%
+ 70%	8.25%		72.50%
+ 60%	8.25%		62.50%
+ 50%	8.25%		52.50%
+ 40%	8.25%		42.50%
+ 30%	8.25%		32.50%
+ 20%	8.25%		22.50%
+ 10%	8.25%		12.50%
+ 5%	8.25%		7.50%

0%	8.25%		2.50%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-2.50%
- 10%	8.25%	-1.75%	-7.50%
- 20%	8.25%	-11.75%	-17.50%
- 30%	N/A	-21.75%	-27.50%
- 40%	N/A	-31.75%	-37.50%
- 50%	N/A	-41.75%	-47.50%
- 60%	N/A	-51.75%	-57.50%
- 70%	N/A	-61.75%	-67.50%
- 80%	N/A	-71.75%	-77.50%
- 90%	N/A	-81.75%	-87.50%
- 100%	N/A	-91.75%	-97.50%

FWP-14

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. As of December 31, 2009, in the United States, it serves more than 59 million consumer and small business relationships with more than 6,000 banking centers.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 30, 2009	$18.25	$11.27	$16.92
December 31, 2009	$18.64	$14.12	$15.06
March 31, 2010	$18.35	$14.25	$17.85
May 6, 2010*	$19.82	$15.50	$16.28

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $16.28

Protection level: 75.00%

Protection price: $12.21

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.425061

Coupon: 10.00% per annum

Maturity: May 24, 2011

Dividend yield: 0.25% per annum

Coupon amount monthly: $8.33

FWP-15

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.25%
+ 90%	10.00%		90.25%
+ 80%	10.00%		80.25%
+ 70%	10.00%		70.25%
+ 60%	10.00%		60.25%
+ 50%	10.00%		50.25%
+ 40%	10.00%		40.25%
+ 30%	10.00%		30.25%
+ 20%	10.00%		20.25%
+ 10%	10.00%		10.25%
+ 5%	10.00%		5.25%

0%	10.00%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.75%
- 10%	10.00%	0.00%	-9.75%
- 20%	10.00%	-10.00%	-19.75%
- 30%	N/A	-20.00%	-29.75%
- 40%	N/A	-30.00%	-39.75%
- 50%	N/A	-40.00%	-49.75%
- 60%	N/A	-50.00%	-59.75%
- 70%	N/A	-60.00%	-69.75%
- 80%	N/A	-70.00%	-79.75%
- 90%	N/A	-80.00%	-89.75%
- 100%	N/A	-90.00%	-99.75%

FWP-16

Bunge Limited

According to publicly available information, Bunge Limited (the “Company”) engages in the agriculture and food business. The Company operates in four business segments: agribusiness, fertilizer, edible oil products and milling products. The agribusiness division is an integrated business principally involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. The fertilizer division is involved in every stage of the fertilizer business, from mining of phosphate-based raw materials to the sale of retail fertilizer products. The Company has operations in Europe, the United States, Brazil, Asia, Canada, and Argentina. Bunge Limited was founded in 1818 and is headquartered in White Plains, New York.

The linked share’s SEC file number is: 001-16625.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$41.43	$33.93	$38.94
September 30, 2004	$41.45	$36.82	$39.98
December 31, 2004	$57.45	$38.69	$57.01
March 31, 2005	$58.10	$49.41	$53.88
June 30, 2005	$65.20	$48.34	$63.40
September 30, 2005	$67.99	$51.10	$52.62
December 30, 2005	$57.83	$46.65	$56.61
March 31, 2006	$61.40	$49.86	$55.71
June 30, 2006	$62.19	$47.85	$50.25
September 29, 2006	$59.27	$49.75	$57.95
December 29, 2006	$73.54	$57.31	$72.51
March 30, 2007	$85.68	$69.93	$82.22
June 29, 2007	$84.75	$71.00	$84.50
September 28, 2007	$107.76	$80.73	$107.45
December 31, 2007	$125.41	$100.64	$116.41
March 31, 2008	$135.00	$84.80	$86.88
June 30, 2008	$127.64	$86.37	$107.69
September 30, 2008	$106.67	$58.83	$63.18
December 31, 2008	$65.23	$27.60	$51.77
March 31, 2009	$60.80	$38.76	$56.65
June 30, 2009	$69.67	$45.85	$60.25
September 30, 2009	$72.96	$54.00	$62.61
December 31, 2009	$68.92	$56.00	$63.83
March 31, 2010	$72.74	$56.87	$61.63
May 6, 2010*	$62.74	$48.12	$50.76

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BG

Initial price: $50.76

Protection level: 80.00%

Protection price: $40.61

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.700552

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 1.62% per annum

Coupon amount monthly: $7.50

FWP-17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.62%
+ 90%	9.00%		91.62%
+ 80%	9.00%		81.62%
+ 70%	9.00%		71.62%
+ 60%	9.00%		61.62%
+ 50%	9.00%		51.62%
+ 40%	9.00%		41.62%
+ 30%	9.00%		31.62%
+ 20%	9.00%		21.62%
+ 10%	9.00%		11.62%
+ 5%	9.00%		6.62%

0%	9.00%		1.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.38%
- 10%	9.00%	-1.00%	-8.38%
- 20%	9.00%	-11.00%	-18.38%
- 30%	N/A	-21.00%	-28.38%
- 40%	N/A	-31.00%	-38.38%
- 50%	N/A	-41.00%	-48.38%
- 60%	N/A	-51.00%	-58.38%
- 70%	N/A	-61.00%	-68.38%
- 80%	N/A	-71.00%	-78.38%
- 90%	N/A	-81.00%	-88.38%
- 100%	N/A	-91.00%	-98.38%

FWP-18

Broadcom Corporation

According to publicly available information, Broadcom Corporation (the “Company”) is a major technology innovator and global leader in semiconductors for wired and wireless communications. The Company’s products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. The Company provides the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. The Company’s diverse product portfolio includes solutions for digital cable, satellite and Internet Protocol (IP) set-top boxes and media servers; high definition television (HDTV); high definition DVD players and personal video recording (PVR) devices; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; SystemI/Otm server solutions; broadband network and security processors; wireless and personal area networking; cellular communications; mobile multimedia and applications processors; mobile power management; and Voice over Internet Protocol (VoIP) gateway and telephony systems.

The Company was incorporated in California in August 1991 and its principal executive offices are located at 16215 Alton Parkway, Irvine, California 92618-3616, and the telephone number at that location is 949.926.5000. The Company’s Internet address is www.broadcom.com.

The linked share’s SEC file number is: 0-23993.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$31.36	$24.35	$31.18
September 30, 2004	$31.17	$16.83	$18.19
December 31, 2004	$22.99	$17.07	$21.52
March 31, 2005	$22.71	$19.40	$19.95
June 30, 2005	$25.67	$18.25	$23.67
September 30, 2005	$31.41	$23.77	$31.27
December 30, 2005	$33.28	$26.38	$31.43
March 31, 2006	$50.00	$30.96	$43.16
June 30, 2006	$46.97	$28.72	$30.05
September 29, 2006	$31.27	$21.98	$30.34
December 29, 2006	$37.47	$26.81	$32.31
March 30, 2007	$37.05	$29.27	$32.07
June 29, 2007	$34.90	$29.01	$29.25
September 28, 2007	$37.51	$29.36	$36.44
December 31, 2007	$43.00	$25.70	$26.14
March 31, 2008	$27.45	$16.38	$19.27
June 30, 2008	$29.71	$19.47	$27.29
September 30, 2008	$29.91	$17.19	$18.63
December 31, 2008	$19.14	$12.99	$16.97
March 31, 2009	$21.49	$15.32	$19.98
June 30, 2009	$27.56	$19.11	$24.79
September 30, 2009	$31.20	$23.01	$30.69
December 31, 2009	$32.29	$25.76	$31.45
March 31, 2010	$34.27	$26.40	$33.18
May 6, 2010*	$36.94	$29.05	$32.50

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BRCM

Initial price: $32.50

Protection level: 80.00%

Protection price: $26.00

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.769231

Coupon: 8.75% per annum

Maturity: May 24, 2011

Dividend yield: 0.25% per annum

Coupon amount monthly: $7.29

FWP-19

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.25%
+ 90%	8.75%		90.25%
+ 80%	8.75%		80.25%
+ 70%	8.75%		70.25%
+ 60%	8.75%		60.25%
+ 50%	8.75%		50.25%
+ 40%	8.75%		40.25%
+ 30%	8.75%		30.25%
+ 20%	8.75%		20.25%
+ 10%	8.75%		10.25%
+ 5%	8.75%		5.25%

0%	8.75%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.75%
- 10%	8.75%	-1.25%	-9.75%
- 20%	8.75%	-11.25%	-19.75%
- 30%	N/A	-21.25%	-29.75%
- 40%	N/A	-31.25%	-39.75%
- 50%	N/A	-41.25%	-49.75%
- 60%	N/A	-51.25%	-59.75%
- 70%	N/A	-61.25%	-69.75%
- 80%	N/A	-71.25%	-79.75%
- 90%	N/A	-81.25%	-89.75%
- 100%	N/A	-91.25%	-99.75%

FWP-20

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation.

Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain. The Company’s net sales have increased substantially, growing from $2 million in 1979 to approximately $8.2 billion in 2009.

The linked share’s SEC file number is 01-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
September 28, 2007	$15.82	$12.11	$13.95
December 31, 2007	$15.31	$11.27	$11.63
March 31, 2008	$13.27	$10.76	$12.87
June 30, 2008	$14.22	$12.09	$12.29
September 30, 2008	$14.20	$11.63	$12.27
December 31, 2008	$11.90	$5.41	$7.74
March 31, 2009	$9.63	$6.08	$7.95
June 30, 2009	$10.57	$7.65	$10.14
September 30, 2009	$11.77	$9.58	$10.59
December 31, 2009	$10.52	$7.85	$9.00
March 31, 2010	$9.79	$6.31	$7.22
May 6, 2010*	$7.54	$6.38	$6.59

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $6.59

Protection level: 75.00%

Protection price: $4.94

Physical delivery amount: 151($1,000/Initial price)

Fractional shares: 0.745068

Coupon: 10.50% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

FWP-21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.00%
+ 90%	10.50%		90.00%
+ 80%	10.50%		80.00%
+ 70%	10.50%		70.00%
+ 60%	10.50%		60.00%
+ 50%	10.50%		50.00%
+ 40%	10.50%		40.00%
+ 30%	10.50%		30.00%
+ 20%	10.50%		20.00%
+ 10%	10.50%		10.00%
+ 5%	10.50%		5.00%

0%	10.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-5.00%
- 10%	10.50%	0.50%	-10.00%
- 20%	10.50%	-9.50%	-20.00%
- 30%	N/A	-19.50%	-30.00%
- 40%	N/A	-29.50%	-40.00%
- 50%	N/A	-39.50%	-50.00%
- 60%	N/A	-49.50%	-60.00%
- 70%	N/A	-59.50%	-70.00%
- 80%	N/A	-69.50%	-80.00%
- 90%	N/A	-79.50%	-90.00%
- 100%	N/A	-89.50%	-100.00%

FWP-22

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a global diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 140 countries. The Company was incorporated in 1988 under the laws of the State of Delaware.

The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System (FRB). Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2009, the Company had approximately 265,300 full-time and 3,700 part-time employees.

Additional information about the Company is available on the Company’s Web site at www.citigroup.com

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 28, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
March 31, 2008	$29.89	$18.00	$21.42
June 30, 2008	$27.35	$16.58	$16.76
September 30, 2008	$22.21	$12.85	$20.51
December 31, 2008	$23.50	$3.05	$6.71
March 31, 2009	$7.58	$0.97	$2.53
June 30, 2009	$4.48	$2.43	$2.97
September 30, 2009	$5.42	$2.55	$4.84
December 31, 2009	$5.00	$3.15	$3.31
March 31, 2010	$4.40	$3.11	$4.05
May 6, 2010*	$5.07	$3.90	$4.04

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $4.04

Protection level: 70.00%

Protection price: $2.83

Physical delivery amount: 247($1,000/Initial price)

Fractional shares: 0.524752

Coupon: 9.25% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.71

FWP-23

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

FWP-24

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company”) was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the Company reorganized as Caterpillar Inc. in the State of Delaware. The Company operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery is a principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Machinery also includes logistics services for other companies, and the design, manufacture, remanufacture, maintenance and services of rail-related products. Engines is a principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Engines also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Financial Products is a principal line of business consisting primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

The linked share’s SEC file number is 001-00768.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$42.38	$36.01	$39.72
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.40	$48.76
March 31, 2005	$49.98	$43.22	$45.72
June 30, 2005	$51.49	$41.35	$47.66
September 30, 2005	$59.87	$47.43	$58.75
December 30, 2005	$59.84	$48.30	$57.77
March 31, 2006	$77.20	$57.05	$71.81
June 30, 2006	$82.00	$64.41	$74.48
September 29, 2006	$75.43	$62.09	$65.80
December 29, 2006	$70.91	$58.85	$61.33
March 30, 2007	$68.43	$57.98	$67.03
June 29, 2007	$82.88	$65.87	$78.30
September 28, 2007	$87.00	$70.59	$78.43
December 31, 2007	$82.74	$67.00	$72.56
March 31, 2008	$78.62	$60.01	$78.29
June 30, 2008	$85.96	$72.56	$73.82
September 30, 2008	$75.87	$58.11	$59.60
December 31, 2008	$58.18	$32.00	$44.67
March 31, 2009	$47.05	$21.72	$27.96
June 30, 2009	$40.96	$27.50	$33.04
September 30, 2009	$54.70	$30.02	$51.33
December 31, 2009	$61.21	$47.50	$56.99
March 31, 2010	$64.42	$50.50	$62.85
May 6, 2010*	$72.83	$58.80	$63.50

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAT

Initial price: $63.50

Protection level: 80.00%

Protection price: $50.80

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.748031

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 2.68% per annum

Coupon amount monthly: $7.50

FWP-25

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.68%
+ 90%	9.00%		92.68%
+ 80%	9.00%		82.68%
+ 70%	9.00%		72.68%
+ 60%	9.00%		62.68%
+ 50%	9.00%		52.68%
+ 40%	9.00%		42.68%
+ 30%	9.00%		32.68%
+ 20%	9.00%		22.68%
+ 10%	9.00%		12.68%
+ 5%	9.00%		7.68%

0%	9.00%		2.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.32%
- 10%	9.00%	-1.00%	-7.32%
- 20%	9.00%	-11.00%	-17.32%
- 30%	N/A	-21.00%	-27.32%
- 40%	N/A	-31.00%	-37.32%
- 50%	N/A	-41.00%	-47.32%
- 60%	N/A	-51.00%	-57.32%
- 70%	N/A	-61.00%	-67.32%
- 80%	N/A	-71.00%	-77.32%
- 90%	N/A	-81.00%	-87.32%
- 100%	N/A	-91.00%	-97.32%

FWP-26

Capital One Financial Corporation

According to publicly available information, Capital One Financial Corporation (the “Company”) is a diversified financial services company, incorporated in Delaware on July 21, 1994, whose banking and non-banking subsidiaries market a variety of financial products and services. The Company’s principal subsidiaries include Capital One Bank (“COB”), a Virginia state chartered bank that currently offers credit card products and deposit products and also can engage in a wide variety of lending and other financial activities; Capital One, National Association (“CONA”), which offers a broad spectrum of banking products and financial services to consumers, small businesses and commercial clients; Superior Savings of New England, N.A. (“Superior”) focuses on telephonic and media-based generation of deposits; and Capital One Auto Finance, Inc. (“COAF”), which offers automobile and other motor vehicle financing products. As of January 1, 2008, COAF moved from a principal subsidiary of the Company to become a direct operating subsidiary of CONA. In the third quarter of 2007, the Company shut down the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage (“GreenPoint”), an operating subsidiary of CONA. As of December 31, 2009, the Company had $115.8 billion in deposits and $136.8 billion in managed loans outstanding. The Company is among the largest issuers of Visa® (“Visa”) and The Company is the 8th largest depository institution in the United States.

The linked share’s SEC file number is 1-13300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$77.65	$61.15	$68.38
September 30, 2004	$75.49	$64.93	$73.90
December 31, 2004	$84.45	$67.62	$84.21
March 31, 2005	$84.75	$73.15	$74.77
June 30, 2005	$80.42	$69.10	$80.01
September 30, 2005	$85.97	$77.89	$79.52
December 30, 2005	$88.56	$71.15	$86.40
March 31, 2006	$90.04	$80.18	$80.52
June 30, 2006	$87.50	$80.45	$85.45
September 29, 2006	$87.17	$69.30	$78.66
December 29, 2006	$83.00	$74.00	$76.82
March 30, 2007	$83.84	$73.43	$75.46
June 29, 2007	$82.25	$70.24	$78.44
September 28, 2007	$79.44	$59.49	$66.43
December 31, 2007	$73.54	$44.40	$47.26
March 31, 2008	$57.68	$37.79	$49.22
June 30, 2008	$57.68	$37.31	$38.01
September 30, 2008	$63.50	$30.93	$51.00
December 31, 2008	$51.74	$23.29	$31.89
March 31, 2009	$34.67	$7.80	$12.24
June 30, 2009	$31.79	$11.66	$21.88
September 30, 2009	$39.70	$19.73	$35.73
December 31, 2009	$42.90	$32.57	$38.34
March 31, 2010	$43.59	$34.03	$41.41
May 6, 2010*	$47.39	$40.50	$43.12

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COF

Initial price: $43.12

Protection level: 75.00%

Protection price: $32.34

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.191095

Coupon: 10.00% per annum

Maturity: May 24, 2011

Dividend yield: 0.47% per annum

Coupon amount monthly: $8.33

FWP-27

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.47%
+ 90%	10.00%		90.47%
+ 80%	10.00%		80.47%
+ 70%	10.00%		70.47%
+ 60%	10.00%		60.47%
+ 50%	10.00%		50.47%
+ 40%	10.00%		40.47%
+ 30%	10.00%		30.47%
+ 20%	10.00%		20.47%
+ 10%	10.00%		10.47%
+ 5%	10.00%		5.47%

0%	10.00%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.53%
- 10%	10.00%	0.00%	-9.53%
- 20%	10.00%	-10.00%	-19.53%
- 30%	N/A	-20.00%	-29.53%
- 40%	N/A	-30.00%	-39.53%
- 50%	N/A	-40.00%	-49.53%
- 60%	N/A	-50.00%	-59.53%
- 70%	N/A	-60.00%	-69.53%
- 80%	N/A	-70.00%	-79.53%
- 90%	N/A	-80.00%	-89.53%
- 100%	N/A	-90.00%	-99.53%

FWP-28

Diana Shipping Inc.

According to publicly available information, Diana Shipping Inc. (the “Company”) is a global provider of shipping transportation services, and specializes in transporting dry bulk cargoes, including commodities such as iron, ore, coal, grain and other materials. The Company is incorporated in the Marshall Islands, and principal executive offices are in Athens, Greece. As of December 31, 2009, the Company’s fleet consists of 20 dry bulk carriers, of which 13 are Panamax and 7 are Capesize dry bulk carriers.

The linked share’s SEC file number is: 001-32458.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$18.15	$15.60	$16.54
June 30, 2005	$17.20	$13.00	$14.64
September 30, 2005	$16.90	$12.33	$16.50
December 30, 2005	$16.99	$11.50	$12.86
March 31, 2006	$13.59	$11.09	$12.11
June 30, 2006	$12.59	$9.50	$10.75
September 29, 2006	$14.15	$10.00	$13.33
December 29, 2006	$15.95	$13.09	$15.81
March 30, 2007	$20.78	$15.71	$17.61
June 29, 2007	$23.15	$17.51	$22.40
September 28, 2007	$29.68	$19.50	$28.50
December 31, 2007	$45.15	$26.83	$31.46
March 31, 2008	$32.08	$20.15	$26.32
June 30, 2008	$41.10	$25.92	$30.71
September 30, 2008	$32.70	$17.75	$19.69
December 31, 2008	$21.10	$7.00	$12.76
March 31, 2009	$17.49	$10.00	$11.79
June 30, 2009	$19.00	$11.34	$13.32
September 30, 2009	$15.04	$11.93	$13.00
December 31, 2009	$18.24	$12.30	$14.48
March 31, 2010	$16.61	$13.09	$15.12
May 6, 2010*	$16.12	$13.08	$13.50

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DSX

Initial price: $13.50

Protection level: 75.00%

Protection price: $10.13

Physical delivery amount: 74($1,000/Initial price)

Fractional shares: 0.074074

Coupon: 10.50% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

FWP-29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.00%
+ 90%	10.50%		90.00%
+ 80%	10.50%		80.00%
+ 70%	10.50%		70.00%
+ 60%	10.50%		60.00%
+ 50%	10.50%		50.00%
+ 40%	10.50%		40.00%
+ 30%	10.50%		30.00%
+ 20%	10.50%		20.00%
+ 10%	10.50%		10.00%
+ 5%	10.50%		5.00%

0%	10.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-5.00%
- 10%	10.50%	0.50%	-10.00%
- 20%	10.50%	-9.50%	-20.00%
- 30%	N/A	-19.50%	-30.00%
- 40%	N/A	-29.50%	-40.00%
- 50%	N/A	-39.50%	-50.00%
- 60%	N/A	-49.50%	-60.00%
- 70%	N/A	-59.50%	-70.00%
- 80%	N/A	-69.50%	-80.00%
- 90%	N/A	-79.50%	-90.00%
- 100%	N/A	-89.50%	-100.00%

FWP-30

Brinker International, Inc.

According to publicly available information, Brinker International, Inc. (the “Company”) is the owner, developer, operator and franchisor of the Chili’s Grill & Bar, On the Border Mexican Grill & Cantina, and Maggiano’s Little Italy restaurant brands. The Company was organized under the laws of State of Delaware in September 1983. As of June 24, 2009, the Company employed 77,100 people.

The linked share’s SEC file number is 001-10275.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$26.37	$22.49	$22.75
September 30, 2004	$24.45	$19.28	$20.77
December 31, 2004	$23.58	$20.38	$23.38
March 31, 2005	$26.29	$22.47	$24.15
June 30, 2005	$28.27	$22.13	$26.70
September 30, 2005	$27.43	$23.87	$25.04
December 30, 2005	$28.17	$24.15	$25.77
March 31, 2006	$28.77	$24.92	$28.17
June 30, 2006	$28.54	$23.40	$24.20
September 29, 2006	$28.33	$20.99	$26.73
December 29, 2006	$32.02	$25.93	$30.16
March 30, 2007	$35.74	$29.23	$32.70
June 29, 2007	$34.33	$28.51	$29.27
September 28, 2007	$30.36	$25.69	$27.44
December 31, 2007	$28.35	$18.92	$19.56
March 31, 2008	$20.15	$14.84	$18.55
June 30, 2008	$23.90	$17.54	$18.90
September 30, 2008	$21.48	$16.09	$17.89
December 31, 2008	$17.95	$3.88	$10.54
March 31, 2009	$15.78	$7.95	$15.10
June 30, 2009	$20.09	$14.65	$17.03
September 30, 2009	$18.54	$13.64	$15.73
December 31, 2009	$16.85	$12.39	$14.92
March 31, 2010	$20.79	$14.20	$19.28
May 6, 2010*	$21.12	$16.86	$17.74

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EAT

Initial price: $17.74

Protection level: 80.00%

Protection price: $14.19

Physical delivery amount: 56($1,000/Initial price)

Fractional shares: 0.369786

Coupon: 9.25% per annum

Maturity: May 24, 2011

Dividend yield: 2.47% per annum

Coupon amount monthly: $7.71

FWP-31

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		102.47%
+ 90%	9.25%		92.47%
+ 80%	9.25%		82.47%
+ 70%	9.25%		72.47%
+ 60%	9.25%		62.47%
+ 50%	9.25%		52.47%
+ 40%	9.25%		42.47%
+ 30%	9.25%		32.47%
+ 20%	9.25%		22.47%
+ 10%	9.25%		12.47%
+ 5%	9.25%		7.47%

0%	9.25%		2.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-2.53%
- 10%	9.25%	-0.75%	-7.53%
- 20%	9.25%	-10.75%	-17.53%
- 30%	N/A	-20.75%	-27.53%
- 40%	N/A	-30.75%	-37.53%
- 50%	N/A	-40.75%	-47.53%
- 60%	N/A	-50.75%	-57.53%
- 70%	N/A	-60.75%	-67.53%
- 80%	N/A	-70.75%	-77.53%
- 90%	N/A	-80.75%	-87.53%
- 100%	N/A	-90.75%	-97.53%

FWP-32

Eldorado Gold Corp.

According to publicly available information, Eldorado Gold Corp. (“the Company”) is engaged in the production of, development of and exploration of gold. The Company is also engaged in the acquisition of gold properties. The Company’s business is presently focused in China and Turkey. As of December 31, 2008, the Company has two gold mines in production. The Company’s head office is located at Suite 1188-550 Burrard Street, Vancouver BC, Canada V6C 2B5.

The linked share’s SEC file number is 001-31522.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$3.10	$1.95	$2.59
September 30, 2004	$3.33	$2.10	$3.26
December 31, 2004	$3.61	$2.80	$2.95
March 31, 2005	$3.40	$2.61	$2.87
June 30, 2005	$2.95	$2.02	$2.67
September 30, 2005	$3.73	$2.52	$3.55
December 30, 2005	$5.38	$2.85	$4.90
March 31, 2006	$5.68	$3.91	$4.78
June 30, 2006	$5.80	$4.03	$4.83
September 29, 2006	$5.12	$3.96	$4.35
December 29, 2006	$6.17	$3.82	$5.40
March 30, 2007	$6.55	$4.76	$5.83
June 29, 2007	$6.50	$5.40	$5.83
September 28, 2007	$7.16	$3.25	$6.05
December 31, 2007	$7.06	$5.13	$5.80
March 31, 2008	$7.88	$5.50	$6.82
June 30, 2008	$8.77	$6.40	$8.65
September 30, 2008	$9.34	$5.40	$6.26
December 31, 2008	$8.23	$2.38	$7.95
March 31, 2009	$9.70	$6.44	$9.00
June 30, 2009	$10.42	$7.15	$8.95
September 30, 2009	$12.28	$7.93	$11.40
December 31, 2009	$14.82	$10.58	$14.17
March 31, 2010	$15.40	$11.39	$12.08
May 6, 2010*	$16.35	$12.20	$15.88

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.
**	In respect of the quarterly periods set forth above from the period ending June 30, 2004 up to and including the period ending September 30, 2009, the high, low and closing prices were those quoted on the American Stock Exchange (now known as NYSE Amex Equities). In respect of the period starting from December 31, 2009 and ending May 6, 2010, the high, low and closing prices were those quoted on the New York Stock Exchange.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EGO

Initial price: $15.88

Protection level: 75.00%

Protection price: $11.91

Physical delivery amount: 62($1,000/Initial price)

Fractional shares: 0.972292

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

FWP-33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

FWP-34

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties in Canada, the United States, Mexico and Central and South America. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
December 31, 2008	$33.84	$13.99	$31.53
March 31, 2009	$35.47	$23.03	$33.32
June 30, 2009	$40.75	$26.72	$34.75
September 30, 2009	$43.32	$31.84	$40.37
December 31, 2009	$46.23	$35.47	$39.34
March 31, 2010	$43.55	$32.85	$37.22
May 6, 2010*	$44.09	$37.71	$43.40

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $43.40

Protection level: 80.00%

Protection price: $34.72

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.041475

Coupon: 8.50% per annum

Maturity: May 24, 2011

Dividend yield: 0.42% per annum

Coupon amount monthly: $7.08

FWP-35

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.42%
+ 90%	8.50%		90.42%
+ 80%	8.50%		80.42%
+ 70%	8.50%		70.42%
+ 60%	8.50%		60.42%
+ 50%	8.50%		50.42%
+ 40%	8.50%		40.42%
+ 30%	8.50%		30.42%
+ 20%	8.50%		20.42%
+ 10%	8.50%		10.42%
+ 5%	8.50%		5.42%

0%	8.50%		0.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.58%
- 10%	8.50%	-1.50%	-9.58%
- 20%	8.50%	-11.50%	-19.58%
- 30%	N/A	-21.50%	-29.58%
- 40%	N/A	-31.50%	-39.58%
- 50%	N/A	-41.50%	-49.58%
- 60%	N/A	-51.50%	-59.58%
- 70%	N/A	-61.50%	-69.58%
- 80%	N/A	-71.50%	-79.58%
- 90%	N/A	-81.50%	-89.58%
- 100%	N/A	-91.50%	-99.58%

FWP-36

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 48 million products, which includes the delivery of 16.9 million products as of December 31, 2009. The Company’s target markets are currently broken down into four main segments - automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 28, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
September 30, 2008	$49.89	$30.73	$33.94
December 31, 2008	$33.88	$14.40	$19.17
March 31, 2009	$23.48	$15.02	$21.21
June 30, 2009	$26.29	$19.48	$23.82
September 30, 2009	$38.18	$22.20	$37.74
December 31, 2009	$39.64	$26.60	$30.70
March 31, 2010	$40.47	$30.85	$38.48
May 6, 2010*	$39.27	$31.99	$33.49

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $33.49

Protection level: 75.00%

Protection price: $25.12

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.859660

Coupon: 8.50% per annum

Maturity: May 24, 2011

Dividend yield: 6.58% per annum

Coupon amount monthly: $7.08

FWP-37

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		106.58%
+ 90%	8.50%		96.58%
+ 80%	8.50%		86.58%
+ 70%	8.50%		76.58%
+ 60%	8.50%		66.58%
+ 50%	8.50%		56.58%
+ 40%	8.50%		46.58%
+ 30%	8.50%		36.58%
+ 20%	8.50%		26.58%
+ 10%	8.50%		16.58%
+ 5%	8.50%		11.58%

0%	8.50%		6.58%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	1.58%
- 10%	8.50%	-1.50%	-3.42%
- 20%	8.50%	-11.50%	-13.42%
- 30%	N/A	-21.50%	-23.42%
- 40%	N/A	-31.50%	-33.42%
- 50%	N/A	-41.50%	-43.42%
- 60%	N/A	-51.50%	-53.42%
- 70%	N/A	-61.50%	-63.42%
- 80%	N/A	-71.50%	-73.42%
- 90%	N/A	-81.50%	-83.42%
- 100%	N/A	-91.50%	-93.42%

FWP-38

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
December 31, 2009	$32.00	$25.50	$30.09
March 31, 2010	$34.87	$27.71	$30.13
May 6, 2010*	$35.22	$26.97	$28.75

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $28.75

Protection level: 75.00%

Protection price: $21.56

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.782609

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 1.31% per annum

Coupon amount monthly: $7.50

FWP-39

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.31%
+ 90%	9.00%		91.31%
+ 80%	9.00%		81.31%
+ 70%	9.00%		71.31%
+ 60%	9.00%		61.31%
+ 50%	9.00%		51.31%
+ 40%	9.00%		41.31%
+ 30%	9.00%		31.31%
+ 20%	9.00%		21.31%
+ 10%	9.00%		11.31%
+ 5%	9.00%		6.31%

0%	9.00%		1.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.69%
- 10%	9.00%	-1.00%	-8.69%
- 20%	9.00%	-11.00%	-18.69%
- 30%	N/A	-21.00%	-28.69%
- 40%	N/A	-31.00%	-38.69%
- 50%	N/A	-41.00%	-48.69%
- 60%	N/A	-51.00%	-58.69%
- 70%	N/A	-61.00%	-68.69%
- 80%	N/A	-71.00%	-78.69%
- 90%	N/A	-81.00%	-88.69%
- 100%	N/A	-91.00%	-98.69%

FWP-40

Hess Corporation

According to publicly available information, Hess Corporation (the “Company”) (formerly Amerada Hess Corporation), is a Delaware corporation, incorporated in 1920. The Company and its subsidiaries is a global integrated energy company that operates in two segments, Exploration and Production (E&P) and Marketing and Refining (M&R). The E&P segment explores for, develops, produces, purchases, transports and sells crude oil and natural gas. These exploration and production activities take place in Algeria, Australia, Azerbaijan, Brazil, Colombia, Denmark, Egypt, Equatorial Guinea, Gabon, Ghana, Indonesia, Libya, Malaysia, Norway, Peru, Russia, Thailand, the United Kingdom and the United States. The M&R segment manufactures, purchases, transports, trades and markets refined petroleum products, natural gas and electricity. The Company owns 50% of a refinery joint venture in the United States Virgin Islands, and another refining facility, terminals and retail gasoline stations, most of which include convenience stores, located on the East Coast of the United States.

The linked share’s SEC file number is: 1-1204.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$26.50	$20.68	$26.40
September 30, 2004	$29.91	$25.27	$29.67
December 31, 2004	$31.30	$25.38	$27.46
March 31, 2005	$34.65	$25.94	$32.07
June 30, 2005	$37.37	$28.75	$35.50
September 30, 2005	$47.42	$35.72	$45.83
December 30, 2005	$46.33	$36.97	$42.27
March 31, 2006	$52.00	$42.83	$47.47
June 30, 2006	$53.46	$43.23	$52.85
September 29, 2006	$56.35	$39.18	$41.42
December 29, 2006	$52.70	$37.62	$49.57
March 30, 2007	$58.00	$46.45	$55.47
June 29, 2007	$61.48	$54.55	$58.96
September 28, 2007	$69.04	$53.12	$66.53
December 31, 2007	$105.85	$63.58	$100.86
March 31, 2008	$101.64	$76.67	$88.18
June 30, 2008	$137.00	$88.22	$126.19
September 30, 2008	$129.00	$71.16	$82.08
December 31, 2008	$82.02	$35.51	$53.64
March 31, 2009	$66.83	$49.28	$54.20
June 30, 2009	$69.73	$49.87	$53.75
September 30, 2009	$57.83	$46.36	$53.46
December 31, 2009	$62.17	$51.46	$60.50
March 31, 2010	$66.42	$55.89	$62.55
May 6, 2010*	$66.20	$55.11	$58.21

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HES

Initial price: $58.21

Protection level: 80.00%

Protection price: $46.57

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.179179

Coupon: 8.25% per annum

Maturity: May 24, 2011

Dividend yield: 0.70% per annum

Coupon amount monthly: $6.88

FWP-41

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.70%
+ 90%	8.25%		90.70%
+ 80%	8.25%		80.70%
+ 70%	8.25%		70.70%
+ 60%	8.25%		60.70%
+ 50%	8.25%		50.70%
+ 40%	8.25%		40.70%
+ 30%	8.25%		30.70%
+ 20%	8.25%		20.70%
+ 10%	8.25%		10.70%
+ 5%	8.25%		5.70%

0%	8.25%		0.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-4.30%
- 10%	8.25%	-1.75%	-9.30%
- 20%	8.25%	-11.75%	-19.30%
- 30%	N/A	-21.75%	-29.30%
- 40%	N/A	-31.75%	-39.30%
- 50%	N/A	-41.75%	-49.30%
- 60%	N/A	-51.75%	-59.30%
- 70%	N/A	-61.75%	-69.30%
- 80%	N/A	-71.75%	-79.30%
- 90%	N/A	-81.75%	-89.30%
- 100%	N/A	-91.75%	-99.30%

FWP-42

Petrohawk Energy Corporation

According to publicly available information, Petrohawk Energy Corporation (the “Company”) is an independent oil and natural gas company engaged in the exploration, development and production of predominately natural gas properties located onshore in the United States. The Company focuses on properties primarily located in the Mid-Continent region, which includes Louisiana, Arkansas and East Texas properties; and the Western region, which includes South Texas and Oklahoma properties.

At December 31, 2009, the Company’s estimated total proved oil and natural gas reserves were approximately 2,750 billion cubic feet of natural gas equivalent (Bcfe), consisting of 8 million barrels of oil (MMBbls), and 2,700 billion cubic feet (Bcf) of natural gas and natural gas liquids. Approximately 33% of its proved reserves were classified as proved developed. The Company maintains operational control of approximately 84% of its proved reserves.

The linked share’s SEC file number is 001-33334.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	$13.46	$11.95	$13.17
June 29, 2007	$17.23	$12.87	$15.86
September 28, 2007	$17.07	$13.65	$16.42
December 31, 2007	$19.11	$15.55	$17.31
March 31, 2008	$20.47	$14.33	$20.17
June 30, 2008	$48.50	$19.55	$46.31
September 30, 2008	$53.41	$17.55	$21.63
December 31, 2008	$21.66	$8.50	$15.63
March 31, 2009	$22.87	$14.89	$19.23
June 30, 2009	$26.90	$18.50	$22.30
September 30, 2009	$25.81	$18.01	$24.21
December 31, 2009	$28.46	$20.45	$23.99
March 31, 2010	$27.36	$18.99	$20.28
May 6, 2010*	$23.80	$17.80	$19.67

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HK

Initial price: $19.67

Protection level: 75.00%

Protection price: $14.75

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.838841

Coupon: 8.50% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.08

FWP-43

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

FWP-44

Holly Corporation

According to publicly available information, Holly Corporation (the “Company”) is an independent petroleum refiner that produces high value light products such as gasoline, diesel fuel, jet fuel, specialty lubricant products, and specialty and modified asphalt. The Company was incorporated in Delaware in 1947.

As of December 31, 2009, the Company had 1,632 employees.

The linked share’s SEC file number is 001-03876.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$9.50	$7.88	$9.35
September 30, 2004	$12.75	$9.19	$12.75
December 31, 2004	$14.39	$11.38	$13.94
March 31, 2005	$19.85	$12.64	$18.64
June 30, 2005	$23.63	$16.23	$23.34
September 30, 2005	$32.44	$22.79	$31.99
December 30, 2005	$32.73	$24.87	$29.44
March 31, 2006	$37.92	$27.93	$37.06
June 30, 2006	$48.20	$36.23	$48.20
September 29, 2006	$55.96	$38.04	$43.33
December 29, 2006	$56.34	$39.41	$51.40
March 30, 2007	$61.80	$48.28	$59.30
June 29, 2007	$77.53	$57.83	$74.19
September 28, 2007	$80.49	$51.61	$59.83
December 31, 2007	$67.38	$45.00	$50.89
March 31, 2008	$56.79	$38.84	$43.41
June 30, 2008	$49.62	$36.13	$36.92
September 30, 2008	$37.47	$25.89	$28.92
December 31, 2008	$28.82	$10.84	$18.23
March 31, 2009	$27.42	$18.17	$21.20
June 30, 2009	$31.38	$17.23	$17.98
September 30, 2009	$26.22	$16.72	$25.62
December 31, 2009	$33.53	$23.57	$25.63
March 31, 2010	$30.85	$25.13	$27.91
May 6, 2010*	$30.56	$24.04	$25.24

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOC

Initial price: $25.24

Protection level: 75.00%

Protection price: $18.93

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.619651

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 2.41% per annum

Coupon amount monthly: $7.50

FWP-45

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.41%
+ 90%	9.00%		92.41%
+ 80%	9.00%		82.41%
+ 70%	9.00%		72.41%
+ 60%	9.00%		62.41%
+ 50%	9.00%		52.41%
+ 40%	9.00%		42.41%
+ 30%	9.00%		32.41%
+ 20%	9.00%		22.41%
+ 10%	9.00%		12.41%
+ 5%	9.00%		7.41%

0%	9.00%		2.41%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.59%
- 10%	9.00%	-1.00%	-7.59%
- 20%	9.00%	-11.00%	-17.59%
- 30%	N/A	-21.00%	-27.59%
- 40%	N/A	-31.00%	-37.59%
- 50%	N/A	-41.00%	-47.59%
- 60%	N/A	-51.00%	-57.59%
- 70%	N/A	-61.00%	-67.59%
- 80%	N/A	-71.00%	-77.59%
- 90%	N/A	-81.00%	-87.59%
- 100%	N/A	-91.00%	-97.59%

FWP-46

Starwood Hotels & Resorts Worldwide, Inc.

According to publicly available information, Starwood Hotels & Resorts Worldwide, Inc., (the “Company”) is one of the world’s largest hotel and leisure companies that conducts its hotel and leisure business both directly and through its subsidiaries. The Company’s brand names include the following: St. Regis Hotels & Resorts; The Luxury Collection; W Hotels; Westin Hotels & Resorts; Le Méridien; Sheraton Hotels & Resorts; Four Points by Sheraton; Aloft; and Element.

Through its various brands the Company is well represented in most major markets around the world. The Company’s operations are grouped into two business segments, hotels and vacation ownership and residential operations. The Company’s revenue and earnings derived primarily from hotel operations, which include management and other fees earned from hotels the Company manages pursuant to management contracts, the receipt of franchise and other fees and the operation of its owned hotels.

The Company’s principal executive offices are located at 1111 Westchester Avenue, White Plains, New York 10604, and the telephone number is (914) 640-8100.

The linked share’s SEC file number is: 1-7959.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.39	$30.83	$36.24
September 30, 2004	$37.69	$32.37	$37.51
December 31, 2004	$48.08	$37.33	$47.19
March 31, 2005	$49.65	$44.44	$48.50
June 30, 2005	$49.31	$41.61	$47.32
September 30, 2005	$52.00	$43.82	$46.19
December 30, 2005	$52.70	$44.51	$51.60
March 31, 2006	$55.35	$47.66	$54.73
June 30, 2006	$63.64	$52.41	$60.34
September 29, 2006	$61.85	$49.68	$57.19
December 29, 2006	$67.95	$56.23	$62.50
March 30, 2007	$69.65	$59.64	$64.85
June 29, 2007	$74.35	$65.98	$67.07
September 28, 2007	$75.45	$52.63	$60.75
December 31, 2007	$62.83	$42.78	$44.03
March 31, 2008	$55.99	$37.40	$51.75
June 30, 2008	$55.34	$39.11	$40.07
September 30, 2008	$43.25	$25.95	$28.14
December 31, 2008	$28.55	$10.98	$17.90
March 31, 2009	$23.78	$9.11	$12.70
June 30, 2009	$26.68	$12.26	$22.20
September 30, 2009	$34.78	$18.49	$33.03
December 31, 2009	$37.55	$27.67	$36.57
March 31, 2010	$47.52	$33.15	$46.64
May 6, 2010*	$56.65	$45.77	$49.23

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOT

Initial price: $49.23

Protection level: 80.00%

Protection price: $39.38

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.312817

Coupon: 8.50% per annum

Maturity: May 24, 2011

Dividend yield: 0.42% per annum

Coupon amount monthly: $7.08

FWP-47

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.42%
+ 90%	8.50%		90.42%
+ 80%	8.50%		80.42%
+ 70%	8.50%		70.42%
+ 60%	8.50%		60.42%
+ 50%	8.50%		50.42%
+ 40%	8.50%		40.42%
+ 30%	8.50%		30.42%
+ 20%	8.50%		20.42%
+ 10%	8.50%		10.42%
+ 5%	8.50%		5.42%

0%	8.50%		0.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.58%
- 10%	8.50%	-1.50%	-9.58%
- 20%	8.50%	-11.50%	-19.58%
- 30%	N/A	-21.50%	-29.58%
- 40%	N/A	-31.50%	-39.58%
- 50%	N/A	-41.50%	-49.58%
- 60%	N/A	-51.50%	-59.58%
- 70%	N/A	-61.50%	-69.58%
- 80%	N/A	-71.50%	-79.58%
- 90%	N/A	-81.50%	-89.58%
- 100%	N/A	-91.50%	-99.58%

FWP-48

Janus Capital Group Inc.

According to publicly available information, Janus Capital Group Inc. (the “Company”) provide investment management, administration, distribution and related services to individual and institutional investors through mutual funds, separate accounts and subadvised relationships in both domestic and international markets. The Company has expanded its business to become a more diversified manager with increased investment product offerings and distribution capabilities. As of December 31, 2009, the Company had $159.7 billion of assets under management.

The linked share’s SEC file number is 001-15253.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$16.98	$14.34	$16.49
September 30, 2004	$16.58	$12.62	$13.61
December 31, 2004	$16.90	$13.44	$16.81
March 31, 2005	$16.96	$13.42	$13.95
June 30, 2005	$15.99	$12.75	$15.04
September 30, 2005	$16.05	$13.87	$14.45
December 30, 2005	$20.59	$14.00	$18.63
March 31, 2006	$23.27	$18.24	$23.17
June 30, 2006	$24.20	$16.41	$17.90
September 29, 2006	$20.13	$15.50	$19.72
December 29, 2006	$21.79	$19.06	$21.59
March 30, 2007	$22.60	$19.35	$20.91
June 29, 2007	$29.83	$20.76	$27.84
September 28, 2007	$32.11	$24.90	$28.28
December 31, 2007	$37.08	$28.59	$32.85
March 31, 2008	$33.00	$21.65	$23.27
June 30, 2008	$31.54	$23.22	$26.47
September 30, 2008	$32.33	$19.72	$24.28
December 31, 2008	$25.68	$5.18	$8.03
March 31, 2009	$9.76	$3.73	$6.65
June 30, 2009	$12.47	$6.35	$11.40
September 30, 2009	$15.09	$9.63	$14.18
December 31, 2009	$16.06	$12.45	$13.45
March 31, 2010	$15.19	$11.49	$14.29
May 6, 2010*	$15.72	$11.61	$12.50

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JNS

Initial price: $12.50

Protection level: 75.00%

Protection price: $9.38

Physical delivery amount: 80($1,000/Initial price)

Fractional shares: 0.000000

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 0.33% per annum

Coupon amount monthly: $7.50

FWP-49

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.33%
+ 90%	9.00%		90.33%
+ 80%	9.00%		80.33%
+ 70%	9.00%		70.33%
+ 60%	9.00%		60.33%
+ 50%	9.00%		50.33%
+ 40%	9.00%		40.33%
+ 30%	9.00%		30.33%
+ 20%	9.00%		20.33%
+ 10%	9.00%		10.33%
+ 5%	9.00%		5.33%

0%	9.00%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.67%
- 10%	9.00%	-1.00%	-9.67%
- 20%	9.00%	-11.00%	-19.67%
- 30%	N/A	-21.00%	-29.67%
- 40%	N/A	-31.00%	-39.67%
- 50%	N/A	-41.00%	-49.67%
- 60%	N/A	-51.00%	-59.67%
- 70%	N/A	-61.00%	-69.67%
- 80%	N/A	-71.00%	-79.67%
- 90%	N/A	-81.00%	-89.67%
- 100%	N/A	-91.00%	-99.67%

FWP-50

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.0 trillion in assets, $165.4 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 23 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
September 30, 2009	$46.50	$31.59	$43.82
December 31, 2009	$47.47	$40.06	$41.67
March 31, 2010	$46.05	$37.03	$44.75
May 6, 2010*	$48.20	$39.29	$40.81

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $40.81

Protection level: 75.00%

Protection price: $30.61

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.503798

Coupon: 8.25% per annum

Maturity: May 24, 2011

Dividend yield: 0.49% per annum

Coupon amount monthly: $6.88

FWP-51

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.49%
+ 90%	8.25%		90.49%
+ 80%	8.25%		80.49%
+ 70%	8.25%		70.49%
+ 60%	8.25%		60.49%
+ 50%	8.25%		50.49%
+ 40%	8.25%		40.49%
+ 30%	8.25%		30.49%
+ 20%	8.25%		20.49%
+ 10%	8.25%		10.49%
+ 5%	8.25%		5.49%

0%	8.25%		0.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-4.51%
- 10%	8.25%	-1.75%	-9.51%
- 20%	8.25%	-11.75%	-19.51%
- 30%	N/A	-21.75%	-29.51%
- 40%	N/A	-31.75%	-39.51%
- 50%	N/A	-41.75%	-49.51%
- 60%	N/A	-51.75%	-59.51%
- 70%	N/A	-61.75%	-69.51%
- 80%	N/A	-71.75%	-79.51%
- 90%	N/A	-81.75%	-89.51%
- 100%	N/A	-91.75%	-99.51%

FWP-52

Kinross Gold Corporation

According to publicly available information, Kinross Gold Corporation (the “Company”) is principally engaged in the mining and processing of gold and, as a by-products, silver ore and the exploration for, and the acquisition of, gold bearing properties in the Americas, the Russian Federation and worldwide. The Company’s strategy is to increase shareholder value through increases in precious metal reserves, net asset value, production and long-term cash flow and earning per share. Its strategy also consists of optimizing the performance, and therefore the value, of existing operations, investing in quality exploration and development projects and acquiring new potentially accretive properties and projects.

At December 31, 2009, the Company employed approximately 5,500 persons.

The linked share’s SEC file number is: 001-10321.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$7.53	$4.80	$5.56
September 30, 2004	$6.87	$5.03	$6.78
December 31, 2004	$8.40	$6.34	$7.04
March 31, 2005	$7.33	$5.87	$6.00
June 30, 2005	$6.20	$4.86	$6.10
September 30, 2005	$7.90	$5.53	$7.68
December 30, 2005	$9.42	$6.49	$9.22
March 31, 2006	$11.94	$8.77	$10.93
June 30, 2006	$13.07	$8.92	$10.89
September 29, 2006	$15.39	$10.30	$12.52
December 29, 2006	$13.63	$10.87	$11.88
March 30, 2007	$14.57	$10.64	$13.79
June 29, 2007	$14.91	$11.32	$11.68
September 28, 2007	$15.50	$9.87	$14.98
December 31, 2007	$21.19	$14.43	$18.40
March 31, 2008	$27.40	$18.74	$22.11
June 30, 2008	$25.45	$17.97	$23.61
September 30, 2008	$25.36	$11.47	$16.12
December 31, 2008	$19.05	$7.14	$18.42
March 31, 2009	$19.64	$14.33	$17.87
June 30, 2009	$20.98	$13.62	$18.15
September 30, 2009	$23.65	$17.22	$21.70
December 31, 2009	$23.91	$17.45	$18.40
March 31, 2010	$21.12	$16.13	$17.09
May 6, 2010*	$19.47	$17.11	$17.74

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KGC

Initial price: $17.74

Protection level: 80.00%

Protection price: $14.19

Physical delivery amount: 56($1,000/Initial price)

Fractional shares: 0.369786

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 0.58% per annum

Coupon amount monthly: $7.50

FWP-53

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.58%
+ 90%	9.00%		90.58%
+ 80%	9.00%		80.58%
+ 70%	9.00%		70.58%
+ 60%	9.00%		60.58%
+ 50%	9.00%		50.58%
+ 40%	9.00%		40.58%
+ 30%	9.00%		30.58%
+ 20%	9.00%		20.58%
+ 10%	9.00%		10.58%
+ 5%	9.00%		5.58%

0%	9.00%		0.58%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.42%
- 10%	9.00%	-1.00%	-9.42%
- 20%	9.00%	-11.00%	-19.42%
- 30%	N/A	-21.00%	-29.42%
- 40%	N/A	-31.00%	-39.42%
- 50%	N/A	-41.00%	-49.42%
- 60%	N/A	-51.00%	-59.42%
- 70%	N/A	-61.00%	-69.42%
- 80%	N/A	-71.00%	-79.42%
- 90%	N/A	-81.00%	-89.42%
- 100%	N/A	-91.00%	-99.42%

FWP-54

Newfield Exploration Company

According to publicly available information, Newfield Exploration Company (the “Company”) is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas properties. The Company’s areas of operation include the Anadarko and Arkoma Basins of the Mid-Continent, the Rocky Mountains, onshore Texas and the Gulf of Mexico, Malaysia and China.

As of December 31, 2009, approximately 80% of the Company’s proved reserves and 85% of the Company’s probable reserves were located in resource plays, primarily in the Mid-Continent and the Rocky Mountains. The Company had proved reserves of 3.6 Tcfe, a 23% increase over proved reserves at year-end 2008.

The linked share’s SEC file number is 001-12534.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$28.36	$23.46	$27.87
September 30, 2004	$31.41	$26.29	$30.62
December 31, 2004	$32.92	$28.00	$29.53
March 31, 2005	$38.43	$27.44	$37.13
June 30, 2005	$41.28	$32.05	$39.89
September 30, 2005	$50.88	$39.00	$49.10
December 30, 2005	$53.48	$39.98	$50.07
March 31, 2006	$54.50	$35.17	$41.90
June 30, 2006	$51.75	$38.65	$48.94
September 29, 2006	$49.72	$34.99	$38.54
December 29, 2006	$50.16	$34.91	$45.95
March 30, 2007	$45.36	$39.30	$41.71
June 29, 2007	$52.65	$41.15	$45.55
September 28, 2007	$51.38	$41.82	$48.16
December 31, 2007	$55.00	$46.98	$52.70
March 31, 2008	$57.25	$44.15	$52.85
June 30, 2008	$69.77	$51.90	$65.25
September 30, 2008	$68.31	$28.01	$31.99
December 31, 2008	$31.26	$15.46	$19.75
March 31, 2009	$26.49	$17.09	$22.70
June 30, 2009	$38.73	$21.66	$32.67
September 30, 2009	$46.62	$27.92	$42.56
December 31, 2009	$51.05	$39.26	$48.23
March 31, 2010	$55.14	$47.23	$52.05
May 6, 2010*	$60.49	$49.98	$53.15

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFX

Initial price: $53.15

Protection level: 80.00%

Protection price: $42.52

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.814675

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

FWP-55

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

FWP-56

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for the majority of the sales and the majority of the earnings in 2009, 2008 and 2007. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, fabricated concrete reinforcing steel, cold finished steel, steel fasteners, light gauge steel framing, steel grating and expanded metal, and wire and wire mesh. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 28, 2007	$64.74	$41.62	$59.47
December 31, 2007	$64.97	$50.11	$59.22
March 31, 2008	$75.67	$47.72	$67.74
June 30, 2008	$83.56	$65.89	$74.67
September 30, 2008	$73.50	$35.48	$39.50
December 31, 2008	$48.29	$25.27	$46.20
March 31, 2009	$48.99	$29.85	$38.17
June 30, 2009	$49.82	$37.29	$44.43
September 30, 2009	$51.07	$39.20	$47.01
December 31, 2009	$48.00	$38.27	$46.65
March 31, 2010	$50.61	$38.93	$45.38
May 6, 2010*	$48.06	$42.64	$44.70

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $44.70

Protection level: 80.00%

Protection price: $35.76

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.371365

Coupon: 8.25% per annum

Maturity: May 24, 2011

Dividend yield: 3.16% per annum

Coupon amount monthly: $6.88

FWP-57

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		103.16%
+ 90%	8.25%		93.16%
+ 80%	8.25%		83.16%
+ 70%	8.25%		73.16%
+ 60%	8.25%		63.16%
+ 50%	8.25%		53.16%
+ 40%	8.25%		43.16%
+ 30%	8.25%		33.16%
+ 20%	8.25%		23.16%
+ 10%	8.25%		13.16%
+ 5%	8.25%		8.16%

0%	8.25%		3.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-1.84%
- 10%	8.25%	-1.75%	-6.84%
- 20%	8.25%	-11.75%	-16.84%
- 30%	N/A	-21.75%	-26.84%
- 40%	N/A	-31.75%	-36.84%
- 50%	N/A	-41.75%	-46.84%
- 60%	N/A	-51.75%	-56.84%
- 70%	N/A	-61.75%	-66.84%
- 80%	N/A	-71.75%	-76.84%
- 90%	N/A	-81.75%	-86.84%
- 100%	N/A	-91.75%	-96.84%

FWP-58

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

As of April 1, 2010, the Company’s subscriber base increased to over 41 million users from approximately 25 million in the previous year.

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 31, 2009	$60.41	$35.05	$43.07
June 30, 2009	$86.00	$42.76	$71.05
September 30, 2009	$88.07	$63.36	$67.55
December 31, 2009	$71.60	$54.31	$67.54
March 31, 2010	$76.95	$60.40	$73.95
May 6, 2010*	$74.93	$62.61	$66.86

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $66.86

Protection level: 75.00%

Protection price: $50.15

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.956626

Coupon: 8.50% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.08

FWP-59

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

FWP-60

Skyworks Solutions, Inc.

According to publicly available information, Skyworks Solutions, Inc. (the “Company”) is an innovator of high reliability analog and mixed signal semiconductors. The Company offers diverse standard and custom linear products supporting automotive, broadband, cellular infrastructure, energy management, industrial, medical, military and cellular handset applications.

As of October 2, 2009, the Company employed approximately 3,300 persons.

The linked share’s SEC file number is 001-05560.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$12.68	$7.98	$8.73
September 30, 2004	$10.04	$6.98	$9.50
December 31, 2004	$11.10	$8.25	$9.43
March 31, 2005	$9.60	$6.07	$6.35
June 30, 2005	$8.11	$5.02	$7.37
September 30, 2005	$8.50	$6.67	$7.02
December 30, 2005	$7.14	$4.66	$5.09
March 31, 2006	$7.09	$5.01	$6.79
June 30, 2006	$8.00	$5.15	$5.51
September 29, 2006	$5.80	$4.03	$5.19
December 29, 2006	$7.97	$5.01	$7.08
March 30, 2007	$7.67	$5.56	$5.75
June 29, 2007	$7.73	$5.57	$7.35
September 28, 2007	$9.55	$6.73	$9.04
December 31, 2007	$9.48	$7.85	$8.50
March 31, 2008	$9.22	$6.50	$7.28
June 30, 2008	$11.24	$7.11	$9.87
September 30, 2008	$10.91	$7.57	$8.36
December 31, 2008	$8.41	$3.57	$5.54
March 31, 2009	$8.51	$3.88	$8.06
June 30, 2009	$10.66	$7.79	$9.78
September 30, 2009	$14.55	$9.50	$13.24
December 31, 2009	$14.45	$10.05	$14.19
March 31, 2010	$16.60	$12.64	$15.60
May 6, 2010*	$18.13	$14.41	$15.53

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWKS

Initial price: $15.53

Protection level: 75.00%

Protection price: $11.65

Physical delivery amount: 64($1,000/Initial price)

Fractional shares: 0.391500

Coupon: 11.50% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

FWP-61

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.50%		100.00%
+ 90%	11.50%		90.00%
+ 80%	11.50%		80.00%
+ 70%	11.50%		70.00%
+ 60%	11.50%		60.00%
+ 50%	11.50%		50.00%
+ 40%	11.50%		40.00%
+ 30%	11.50%		30.00%
+ 20%	11.50%		20.00%
+ 10%	11.50%		10.00%
+ 5%	11.50%		5.00%

0%	11.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-5.00%
- 10%	11.50%	1.50%	-10.00%
- 20%	11.50%	-8.50%	-20.00%
- 30%	N/A	-18.50%	-30.00%
- 40%	N/A	-28.50%	-40.00%
- 50%	N/A	-38.50%	-50.00%
- 60%	N/A	-48.50%	-60.00%
- 70%	N/A	-58.50%	-70.00%
- 80%	N/A	-68.50%	-80.00%
- 90%	N/A	-78.50%	-90.00%
- 100%	N/A	-88.50%	-100.00%

FWP-62

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”) is an independent energy company primarily focused on natural gas. The Company’s primary business is the exploration, development and production of natural gas and crude oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. As of December 31, 2009, the Company is also focused on creating and capturing additional value at and beyond the wellhead through its established natural gas distribution and marketing businesses and its expanding gathering activities. The Company’s marketing and gas gathering businesses are collectively referred to as its Midstream Services. The Company operates principally in three segments: Exploration and Production, Midstream Services and Natural Gas Distribution.

The linked share’s SEC file number is 1-08246.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$3.62	$2.95	$3.58
September 30, 2004	$5.36	$3.65	$5.25
December 31, 2004	$6.93	$5.06	$6.34
March 31, 2005	$7.89	$5.55	$7.10
June 30, 2005	$11.93	$6.72	$11.75
September 30, 2005	$18.72	$12.00	$18.35
December 30, 2005	$20.89	$15.60	$17.97
March 31, 2006	$22.13	$14.47	$16.10
June 30, 2006	$20.59	$11.85	$15.58
September 29, 2006	$19.18	$13.88	$14.94
December 29, 2006	$21.48	$13.62	$17.53
March 30, 2007	$20.82	$15.79	$20.49
June 29, 2007	$25.26	$20.38	$22.25
September 28, 2007	$23.23	$17.84	$20.93
December 31, 2007	$28.50	$20.85	$27.86
March 31, 2008	$35.39	$23.77	$33.69
June 30, 2008	$49.45	$32.96	$47.61
September 30, 2008	$52.46	$27.04	$30.54
December 31, 2008	$39.08	$19.05	$28.97
March 31, 2009	$35.48	$25.33	$29.69
June 30, 2009	$46.47	$28.90	$38.85
September 30, 2009	$45.80	$34.26	$42.68
December 31, 2009	$51.33	$39.77	$48.20
March 31, 2010	$52.82	$37.22	$40.72
May 6, 2010*	$43.28	$35.50	$38.09

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWN

Initial price: $38.09

Protection level: 75.00%

Protection price: $28.57

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.253610

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

FWP-63

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

FWP-64

Tupperware Brands Corporation

According to publicly available information, Tupperware Brands Corporation (the “Company”) is a global direct seller of premium, innovative products across multiple brands and categories through an independent sales force of 2.4 million, as of December 26, 2009. The core of the Company’s product line consists of design-centric preparation, storage and serving solutions for the kitchen and home. As of December 26, 2009, the Company had approximately 1,800 distributors, 61,300 managers, and 1.3 million dealers worldwide.

The linked share’s SEC file number is 001-11657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$19.91	$17.05	$19.43
September 30, 2004	$19.74	$16.01	$16.98
December 31, 2004	$21.00	$16.36	$20.72
March 31, 2005	$21.42	$19.46	$20.36
June 30, 2005	$23.90	$19.51	$23.37
September 30, 2005	$24.68	$19.85	$22.78
December 30, 2005	$24.00	$20.58	$22.40
March 31, 2006	$23.60	$19.81	$20.59
June 30, 2006	$22.89	$19.01	$19.69
September 29, 2006	$20.04	$17.06	$19.46
December 29, 2006	$22.63	$19.30	$22.61
March 30, 2007	$25.19	$21.67	$24.93
June 29, 2007	$29.60	$24.52	$28.74
September 28, 2007	$33.35	$25.95	$31.49
December 31, 2007	$36.74	$31.04	$33.03
March 31, 2008	$39.46	$23.60	$38.68
June 30, 2008	$44.98	$32.90	$34.22
September 30, 2008	$41.33	$25.59	$27.63
December 31, 2008	$27.22	$14.63	$22.70
March 31, 2009	$24.72	$10.91	$16.99
June 30, 2009	$27.63	$16.46	$26.02
September 30, 2009	$40.94	$25.02	$39.92
December 31, 2009	$50.20	$37.55	$46.57
March 31, 2010	$49.90	$41.44	$48.22
May 6, 2010*	$54.15	$43.01	$46.11

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TUP

Initial price: $46.11

Protection level: 80.00%

Protection price: $36.89

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.687270

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 2.12% per annum

Coupon amount monthly: $7.50

FWP-65

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.12%
+ 90%	9.00%		92.12%
+ 80%	9.00%		82.12%
+ 70%	9.00%		72.12%
+ 60%	9.00%		62.12%
+ 50%	9.00%		52.12%
+ 40%	9.00%		42.12%
+ 30%	9.00%		32.12%
+ 20%	9.00%		22.12%
+ 10%	9.00%		12.12%
+ 5%	9.00%		7.12%

0%	9.00%		2.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.88%
- 10%	9.00%	-1.00%	-7.88%
- 20%	9.00%	-11.00%	-17.88%
- 30%	N/A	-21.00%	-27.88%
- 40%	N/A	-31.00%	-37.88%
- 50%	N/A	-41.00%	-47.88%
- 60%	N/A	-51.00%	-57.88%
- 70%	N/A	-61.00%	-67.88%
- 80%	N/A	-71.00%	-77.88%
- 90%	N/A	-81.00%	-87.88%
- 100%	N/A	-91.00%	-97.88%

FWP-66

U.S. Bancorp

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company with its principal offices in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956.

The linked share’s SEC file number is 1-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
March 31, 2009	$25.43	$8.07	$14.61
June 30, 2009	$21.79	$13.92	$17.92
September 30, 2009	$23.49	$16.11	$21.86
December 31, 2009	$25.58	$20.80	$22.51
March 31, 2010	$26.69	$22.53	$25.88
May 6, 2010*	$28.41	$24.25	$25.48

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $25.48

Protection level: 80.00%

Protection price: $20.38

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.246468

Coupon: 8.25% per annum

Maturity: May 24, 2011

Dividend yield: 0.79% per annum

Coupon amount monthly: $6.88

FWP-67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.79%
+ 90%	8.25%		90.79%
+ 80%	8.25%		80.79%
+ 70%	8.25%		70.79%
+ 60%	8.25%		60.79%
+ 50%	8.25%		50.79%
+ 40%	8.25%		40.79%
+ 30%	8.25%		30.79%
+ 20%	8.25%		20.79%
+ 10%	8.25%		10.79%
+ 5%	8.25%		5.79%

0%	8.25%		0.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-4.21%
- 10%	8.25%	-1.75%	-9.21%
- 20%	8.25%	-11.75%	-19.21%
- 30%	N/A	-21.75%	-29.21%
- 40%	N/A	-31.75%	-39.21%
- 50%	N/A	-41.75%	-49.21%
- 60%	N/A	-51.75%	-59.21%
- 70%	N/A	-61.75%	-69.21%
- 80%	N/A	-71.75%	-79.21%
- 90%	N/A	-81.75%	-89.21%
- 100%	N/A	-91.75%	-99.21%

FWP-68

Vale S.A.

According to publicly available information, Vale S.A. (the “Company”), is the second-largest metals and mining company in the world and the largest in the Americas, based on market capitalization. The Company is a producer of iron ore and iron ore pellets and also a producer of nickel. The Company is one of the world’s largest producers of manganese ore, ferroalloys and kaolin. The Company also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. To support the Company’s growth strategy, they are actively engaged in mineral exploration efforts in 21 countries around the globe. The Company operates large logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with other mining operations. In addition, the Company is building a maritime freight portfolio to transport iron ore. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses.

The SEC file number of the linked share (American depositary share) is 001-15030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$4.76	$3.44	$3.96
September 30, 2004	$5.69	$3.85	$5.62
December 31, 2004	$7.31	$5.06	$7.25
March 31, 2005	$9.15	$6.36	$7.90
June 30, 2005	$8.25	$6.26	$7.32
September 30, 2005	$11.23	$7.28	$10.97
December 30, 2005	$11.47	$9.18	$10.29
March 31, 2006	$12.88	$10.42	$12.13
June 30, 2006	$14.55	$9.82	$12.02
September 29, 2006	$12.27	$9.59	$10.78
December 29, 2006	$15.23	$10.34	$14.87
March 30, 2007	$19.03	$13.53	$18.50
June 29, 2007	$23.86	$18.44	$22.28
September 28, 2007	$34.60	$17.00	$33.93
December 31, 2007	$38.32	$29.90	$32.67
March 31, 2008	$37.54	$24.00	$34.64
June 30, 2008	$44.10	$34.05	$35.82
September 30, 2008	$35.00	$16.50	$19.15
December 31, 2008	$18.90	$8.80	$12.11
March 31, 2009	$17.85	$11.50	$13.30
June 30, 2009	$21.27	$13.10	$17.63
September 30, 2009	$23.58	$15.58	$23.13
December 31, 2009	$29.93	$21.92	$29.03
March 31, 2010	$32.66	$24.22	$32.19
May 6, 2010*	$34.71	$25.33	$27.41

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VALE

Initial price: $27.41

Protection level: 80.00%

Protection price: $21.93

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.483035

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 1.90% per annum

Coupon amount monthly: $7.50

FWP-69

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.90%
+ 90%	9.00%		91.90%
+ 80%	9.00%		81.90%
+ 70%	9.00%		71.90%
+ 60%	9.00%		61.90%
+ 50%	9.00%		51.90%
+ 40%	9.00%		41.90%
+ 30%	9.00%		31.90%
+ 20%	9.00%		21.90%
+ 10%	9.00%		11.90%
+ 5%	9.00%		6.90%

0%	9.00%		1.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.10%
- 10%	9.00%	-1.00%	-8.10%
- 20%	9.00%	-11.00%	-18.10%
- 30%	N/A	-21.00%	-28.10%
- 40%	N/A	-31.00%	-38.10%
- 50%	N/A	-41.00%	-48.10%
- 60%	N/A	-51.00%	-58.10%
- 70%	N/A	-61.00%	-68.10%
- 80%	N/A	-71.00%	-78.10%
- 90%	N/A	-81.00%	-88.10%
- 100%	N/A	-91.00%	-98.10%

FWP-70

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 39 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

As of December 31, 2009, the Company had assets of $1.2 trillion, loans of $783 billion and deposits of $824 billion. On December 31, 2008, the Company acquired Wachovia Corporation, one of the nation’s largest diversified financial services companies, providing a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
March 31, 2009	$30.09	$7.80	$14.24
June 30, 2009	$28.45	$13.65	$24.26
September 30, 2009	$29.56	$22.08	$28.18
December 31, 2009	$31.53	$25.01	$26.99
March 31, 2010	$31.99	$26.37	$31.12
May 6, 2010*	$34.25	$29.31	$31.18

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $31.18

Protection level: 80.00%

Protection price: $24.94

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.071841

Coupon: 8.00% per annum

Maturity: May 24, 2011

Dividend yield: 0.65% per annum

Coupon amount monthly: $6.67

FWP-71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.65%
+ 90%	8.00%		90.65%
+ 80%	8.00%		80.65%
+ 70%	8.00%		70.65%
+ 60%	8.00%		60.65%
+ 50%	8.00%		50.65%
+ 40%	8.00%		40.65%
+ 30%	8.00%		30.65%
+ 20%	8.00%		20.65%
+ 10%	8.00%		10.65%
+ 5%	8.00%		5.65%

0%	8.00%		0.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.35%
- 10%	8.00%	-2.00%	-9.35%
- 20%	8.00%	-12.00%	-19.35%
- 30%	N/A	-22.00%	-29.35%
- 40%	N/A	-32.00%	-39.35%
- 50%	N/A	-42.00%	-49.35%
- 60%	N/A	-52.00%	-59.35%
- 70%	N/A	-62.00%	-69.35%
- 80%	N/A	-72.00%	-79.35%
- 90%	N/A	-82.00%	-89.35%
- 100%	N/A	-92.00%	-99.35%

FWP-72

Weatherford International Ltd.

According to publicly available information, Weatherford International Ltd. (the “Company”) is a provider of equipment and services used for the drilling, evaluation, completion, production and intervention of oil and natural gas wells. The Company was originally incorporated in Delaware in 1972, and as a result of corporate reorganization in 2002, is now incorporated in Bermuda. The Company’s principal executive offices are located at 515 Post Oak Boulevard, Houston, Texas 77027 and there Internet address is www.weatherford.com. Many of the Company’s businesses, including those of Weatherford Enterra, have been operating for more than 50 years.

The Company operates in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world. The Company’s product offerings can be grouped into ten service lines: 1) artificial lift systems; 2) drilling services; 3) well construction; 4) drilling tools; 5) completion systems; 6) wireline and evaluation services; 7) re-entry and fishing; 8) stimulation and chemicals; 9) integrated drilling; and 10) pipeline and specialty services. In 2008, we finalized the divestiture of our oil and gas development and production business. At December 31, 2009, the Company employed approximately 52,000 employees

The linked share’s SEC file number is 001-31339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$11.50	$9.92	$11.25
September 30, 2004	$12.89	$10.83	$12.76
December 31, 2004	$13.81	$12.16	$12.83
March 31, 2005	$15.33	$12.13	$14.49
June 30, 2005	$15.11	$11.91	$14.50
September 30, 2005	$17.84	$14.29	$17.17
December 30, 2005	$18.97	$14.25	$18.10
March 31, 2006	$23.10	$18.25	$22.88
June 30, 2006	$29.37	$22.13	$24.81
September 29, 2006	$25.85	$18.54	$20.86
December 29, 2006	$23.53	$19.13	$20.90
March 30, 2007	$23.45	$18.12	$22.55
June 29, 2007	$29.52	$22.52	$27.62
September 28, 2007	$34.95	$24.32	$33.59
December 31, 2007	$36.11	$28.77	$34.30
March 31, 2008	$36.83	$25.92	$36.24
June 30, 2008	$49.98	$34.97	$49.59
September 30, 2008	$49.76	$22.26	$25.14
December 31, 2008	$24.58	$7.75	$10.82
March 31, 2009	$14.47	$9.08	$11.07
June 30, 2009	$23.74	$10.50	$19.56
September 30, 2009	$23.00	$17.23	$20.73
December 31, 2009	$20.92	$15.43	$17.91
March 31, 2010	$20.84	$14.63	$15.86
May 6, 2010*	$18.74	$14.75	$16.14

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFT

Initial price: $16.14

Protection level: 75.00%

Protection price: $12.11

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.957869

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

FWP-73

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

FWP-74

Wilmington Trust Corporation

According to publicly available information, Wilmington Trust Corporation (the “Company”) is a Delaware corporation and financial holding company. The Company provides a full range of banking and other financial services through its banking and other subsidiaries. The Company has three core businesses: Regional Banking, Corporate Client Services and Wealth Advisory Services.

As of December 31, 2009, the Company had 2,898 full-time-equivalent staff members.

The linked share’s SEC file number is 001-14659.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$38.26	$34.21	$37.22
September 30, 2004	$37.54	$34.31	$36.21
December 31, 2004	$36.69	$33.35	$36.15
March 31, 2005	$36.26	$33.40	$35.10
June 30, 2005	$36.49	$33.01	$36.01
September 30, 2005	$39.36	$35.35	$36.45
December 30, 2005	$40.96	$34.65	$38.91
March 31, 2006	$44.80	$38.54	$43.35
June 30, 2006	$45.21	$40.22	$42.18
September 29, 2006	$45.61	$40.52	$44.55
December 29, 2006	$45.33	$40.54	$42.17
March 30, 2007	$44.55	$39.85	$42.17
June 29, 2007	$43.14	$40.21	$41.51
September 28, 2007	$42.14	$36.46	$38.90
December 31, 2007	$40.96	$32.57	$35.20
March 31, 2008	$35.49	$27.78	$31.10
June 30, 2008	$35.17	$26.26	$26.44
September 30, 2008	$42.00	$20.50	$28.83
December 31, 2008	$31.04	$19.50	$22.24
March 31, 2009	$22.53	$6.76	$9.69
June 30, 2009	$18.66	$9.03	$13.66
September 30, 2009	$15.82	$9.75	$14.20
December 31, 2009	$15.74	$11.45	$12.34
March 31, 2010	$17.03	$11.71	$16.57
May 6, 2010*	$20.23	$15.25	$15.88

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WL

Initial price: $15.88

Protection level: 80.00%

Protection price: $12.70

Physical delivery amount: 62($1,000/Initial price)

Fractional shares: 0.972292

Coupon: 9.00% per annum

Maturity: May 24, 2011

Dividend yield: 0.26% per annum

Coupon amount monthly: $7.50

FWP-75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.26%
+ 90%	9.00%		90.26%
+ 80%	9.00%		80.26%
+ 70%	9.00%		70.26%
+ 60%	9.00%		60.26%
+ 50%	9.00%		50.26%
+ 40%	9.00%		40.26%
+ 30%	9.00%		30.26%
+ 20%	9.00%		20.26%
+ 10%	9.00%		10.26%
+ 5%	9.00%		5.26%

0%	9.00%		0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.74%
- 10%	9.00%	-1.00%	-9.74%
- 20%	9.00%	-11.00%	-19.74%
- 30%	N/A	-21.00%	-29.74%
- 40%	N/A	-31.00%	-39.74%
- 50%	N/A	-41.00%	-49.74%
- 60%	N/A	-51.00%	-59.74%
- 70%	N/A	-61.00%	-69.74%
- 80%	N/A	-71.00%	-79.74%
- 90%	N/A	-81.00%	-89.74%
- 100%	N/A	-91.00%	-99.74%

FWP-76